CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238029 on Form S-6 of our report dated July 9, 2020, relating to the financial statement of FT 8766, comprising Target Divsd. Global Allocation 3Q '20 - Term 10/8/21 (Target Diversified Global Allocation Portfolio, 3rd Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 9, 2020